UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Yadkin Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	20-4495993
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Piedmont Community Bank Holdings, Inc.

Phantom Equity Plan

(Full title of the plan)

Scott M. Custer

Chief Executive Officer

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

(919) 659-9000

(Name, address, and telephone number of agent for service)

Copies to:

Neil Grayson, Esq.

Nikki Lee, Esq.

Nelson Mullins Riley & Scarborough LLP

Poinsett Plaza, Suite 900

104 South Main Street

Greenville, South Carolina 29601

Telephone: (864) 250-2235

Fax: (864) 232-2925

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per Share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Voting Common Stock, par value $1.00 per share (1)	856,447	$18.98	$16,255,364.06	$2,093.69

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of voting common stock issuable under the Piedmont Community Bank Holdings, Inc. Phantom Equity Plan, as adjusted to include any additional shares of voting common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low reported sales price of the Voting Common Stock on the NASDAQ Global Select Market on June 30, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of under the Securities Act and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the registrant with the SEC are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 12, 2014;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 27, 2014, January 29, 2014 (second Form 8-K filed), March 4, 2014, April 25, 2014, May 12, 2014, June 23, 2014, and July 7, 2014; and

(d)	The description of the registrant’s capital stock set forth in our Current Report on Form 8-K filed on July 7, 2014, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article 8 of the North Carolina Business Corporation Act (“NCBCA”) permits indemnification of officers and directors of the registrant under certain conditions and subject to certain limitations and further provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under any other provisions of the NCBCA. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by the relevant section of the NCBCA. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.

The Sixth Article of the Articles of Incorporation of the registrant provides that the registrant shall indemnify its directors and executive officers to the fullest extent permitted by the NCBCA.

As permitted by Section 55-2-02 of the NCBCA, the Seventh Article of the registrant’s Articles of Incorporation provides that a director of the registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of breach knew or believed were in conflict with the best interests of the Corporation; (ii) any liability under Section 55-8-33 of the NCBCA (unlawful distributions); or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the Corporation).

The registrant has an insurance policy covering its directors and officers with respect to certain liabilities for actions taken in their capacities as such, including liabilities arising under the Securities Act or otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

Item 9.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 7, 2014.

YADKIN FINANCIAL CORPORATION

By:	/s/ Terry S. Earley
Name:	Terry S. Earley
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph H. Towell, Scott M. Custer, and Terry S. Earley, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph H. Towell	Executive Chairman and Director	July 7, 2014
Joseph H. Towell	(Principal Executive Officer)

/s/ Scott M. Custer	Chief Executive Officer, President and Director	July 7, 2014
Scott M. Custer	(Principal Executive Officer)

/s/ Terry S. Earley	Chief Financial Officer	July 7, 2014
Terry S. Earley	(Principal Financial and Accounting Officer)

/s/ J. Adam Abram	Director	July 7, 2014
J. Adam Abram

/s/ David S. Brody	Director	July 7, 2014
David S. Brody

/s/ Alan N. Colner	Director	July 7, 2014
Alan N. Colner

/s/ Harry M. Davis	Director	July 7, 2014
Harry M. Davis

/s/ Thomas J. Hall	Director	July 7, 2014
Thomas J. Hall

/s/ James A. Harrell, Jr.	Director	July 7, 2014
James A. Harrell, Jr.

/s/ Larry S. Helms	Director	July 7, 2014
Larry S. Helms

/s/ Dan W. Hill, III	Director	July 7, 2014
Dan W. Hill, III

/s/ Thierry Ho	Director	July 7, 2014
Thierry Ho

/s/ Steven J. Lerner	Director	July 7, 2014
Steven J. Lerner

Signature	Title	Date

/s/ Harry C. Spell	Director	July 7, 2014
Harry C. Spell

/s/ Nicolas D. Zerbib	Director	July 7, 2014
Nicolas D. Zerbib

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the registrant’s Current Report on Form 8-K filed with the SEC on July 5, 2006).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2013).

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on May 23, 2013).

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2012).

4.6	Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2009).

4.7	Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Series T-ACB Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on July 27, 2009).

4.8	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on July 7, 2014).

4.9	Form of certificate of Voting Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2013).

4.10	Piedmont Community Bank Holdings, Inc. Phantom Equity Plan dated January 24, 2014 (incorporated by reference as Exhibit 10.1 to the registrant’s Form S-4 Registration Statement filed on March 26, 2014).

4.11	Form of Piedmont Community Bank Holdings, Inc. Phantom Equity Plan Award Agreement (incorporated by reference as Exhibit A to Exhibit 10.1 to the registrant’s Form S-4 Registration Statement filed on March 26, 2014).

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Dixon Hughes Goodman LLP (with respect to Yadkin Financial Corporation).

23.2	Consent of Dixon Hughes Goodman LLP (with respect to VantageSouth Bancshares, Inc.).

23.3	Consent of Dixon Hughes Goodman LLP (with respect to Piedmont Community Bank Holdings, Inc.).

23.4	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

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